SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2006

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12984 (Commission File Number)	75-2520779 (I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd. #1100 Dallas, Texas (Address of principal executive offices)	75219 (Zip Code)

Registrant’s telephone number, including area code:  214-432-2000

Not Applicable
(former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.
Item 1.01. Entry into a Material Definitive Agreement
      Eagle Materials Inc. (the “Company”) is a party to an Amended and Restated Credit Agreement dated as of December 16, 2004, as amended (the “Credit Agreement”), with the banks and financial institutions party thereto, including JP Morgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. and Branch Banking and Trust Company, as co-syndication agents, and Wells Fargo Bank, N.A. and Union Bank of California, N.A. as co-documentation agents. On October 11, 2006, the Required Lenders (as defined in the Credit Agreement) approved a Sixth Amendment to Amended and Restated Credit Agreement dated as of September 29, 2006 (the “Sixth Amendment”). The Sixth Amendment amends Section 6.04(a) of the Credit Agreement to allow the Company to make capital contributions or loans to, or acquire equity interests in, persons who are not Subsidiaries (as defined in the Credit Agreement), in a transaction not constituting an Acquisition (as defined in the Credit Agreement), so long as: (i) no Default (as defined in the Credit Agreement) then exists or would result therefrom; and (ii) the total of all such capital contributions, loans and acquisitions since the Effective Date (as defined in the Credit Agreement) does not exceed $50,000,000.
      The Sixth Amendment is being filed with this current report on Form 8-K as Exhibit 4.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
      See Item 1.01 above.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

4.1	Sixth Amendment to Amended and Restated Credit Agreement dated as of September 29, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker Name: Arthur R. Zunker Title: Senior Vice President - Finance and Treasurer

Date: October 17, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Sixth Amendment to Amended and Restated Credit Agreement dated as of September 29, 2006.